UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2009

ADEX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53733	20-8755674
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Business and Operations

Item 1.02.  Termination of Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the termination of Mr. Hefter’s employment agreement is hereby incorporated into this Item 1.02 by reference.

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2009, Mr. Dennis C. Hefter’s employment as the Divisional Manager of Digital Instructor, LLC, a wholly owned subsidiary of Adex Media, Inc. (the “Company”) and all other positions Mr. Hefter held at the Company and Digital Instructor, LLC (“Digital”) were terminated. In connection therewith, notwithstanding certain terms of the Employment Agreement intended and mutually agreed upon by the parties to survive the termination of such agreement including but not limited to the confidentiality and non-solicitation provisions, the Employment Agreement between Mr. Hefter and the Company effective as of August 12, 2008, was terminated as of October 6, 2009.  To fill the vacancy resulting from the termination, the Board of Director of the Company has appointed Mr. Scott Rewick, who currently serves as a director and Chief Executive Officer of the Company, to serve as the Manager of Digital effective as of October 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: October 8, 2009	By:	/s/ Scott Rewick
Scott Rewick
Chief Executive Officer

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